BAUMANN, RAYMONDO & COMPANY PA
                          CERTIFIED PUBLIC ACCOUNTANTS
                              405 NORTH REO STREET
                                    SUITE 200
                              TAMPA, FLORIDA 33609

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Medical Media Television, Inc.
Form SB-2

Gentlemen:

We hereby consent to the incorporation of our report, dated January 25, 2006, relating to our audits of the consolidated financial statements of Medical Media Television, Inc. (f/k/a PetCARE Television Network, Inc. "PetCARE") as of December 31, 2005 and 2004, and for the years then ended, and for the period from inception (October 2, 1989) to December 31, 2005, issued in connection with Medical Media Television, Inc's. filing of its registration statement being filed under the Securities Act of 1933, under cover of Form SB-2 on February 10, 2006.

We also consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the registration statement.

Very truly yours,

/s/Baumann, Raymondo & Company P A

Baumann, Raymondo & Company P A
Certified Public Accountants
Tampa, Florida
February 10, 2006